UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ADVANCED FLOWER CAPITAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14(a)-6(i)(1) and 0-11.

We have been trying to reach you regarding your vote at the important
Special Meeting of Shareholders of Advanced Flower Capital Inc. (the “Company”) to be held on November 6, 2025.

The Company’s Board of Directors unanimously recommends that you vote “FOR” the proposals that would help facilitate the conversion (the “Conversion”) of the Company from a real estate investment trust (REIT) to a business development company (BDC). To move forward with the Conversion, approval of the holders of at least 67% of votes cast at the Special Meeting (or a majority of outstanding shares) is required. Because not voting could have the same effect as voting against the proposals, your vote is very important no matter how many shares you own.

PLEASE DO NOT DELAY--VOTING IS QUICK AND EASY!

Our proxy solicitor, Innisfree, can take your vote directly by phone or help with any questions that you may have about the special meeting. Please call:

(888)-750 -5835 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)

10:00 am-7:00 pm ET, Monday-Friday; 10:00 am-2:00 pm ET, Saturday

PLEASE DO NOT DELAY!

PLEASE CALL TODAY TO VOTE BY TELEPHONE
OR FOR HELP WITH ANY QUESTIONS
YOU MAY HAVE ABOUT THE SPECIAL MEETING.

(SEE REVERSE FOR VOTING DETAILS)